JPMorgan Funds - Undiscovered Managers Funds
Rule 10f-3 Transactions
For the period from March 1, 2012 to August 31, 2012

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Rule 10f-3 Procedures of the Funds:

Fund JPMorgan Realty Income Fund
Trade Date 3/9/2012
Issuer Simon Property Group, Inc. (SPG) Secondary
Cusip 82880610
Bonds 13,190
Offering Price $137.00
Spread $4.11
Cost $1,807,030
Dealer Executing Trade BofA Merrill Lynch
% of Offering  purchased by firm 3.74%
Syndicate Members J.P. Morgan, BofA Merrill Lynch, Goldman, Sachs& Co.,
Citigroup, Deutsche Bank Securities, Morgan Stanley, Credit Suisse, Evercore
Partners, Jefferies, Piper Jaffray, PNC Capital Markets LLC, RBC Capital
Markets, Sandler O'Neill&Partners, L.P., SMBC Nikko, SunTrust Robinson
Humphrey, UBS Investment Bank
Fund JPMorgan Realty Income Fund
Trade Date 6/27/2012
Issuer Digital Realty Trust Inc. (DLR/NYSE) - Secondary Offering
Cusip 25386810
Bonds 19,800
Offering Price $72.25
Spread $2.89
Cost $1,430,550
Dealer Executing Trade Citigroup Global Markets
% of Offering  purchased by firm 1.41%
Syndicate Members BofA Merrill Lynch, CitiGroup, Credit Suisse, Deutsche
Bank, Goldman, JP Morgan, Morgan Stanley, Barclays, Raymond James, RBC
Capital Markets, RBS, Wells Fargo Securities,Evercore, HSBC, JMP Securities,
Mitsubishi UFJ Securities, Mizuho Securities, Piper Jaffray, Scotia Capital,
SMBC Nikko Capital Markets, Stifel, Nicolaus & Company, SunTrust Robinson
Humphrey
Fund JPMorgan Realty Income Fund
Trade Date 7/11/2012
Issuer American Campus Communities (ACC) Secondary
Cusip 02483510
Bonds 110,200
Offering Price $44.25
Spread $1.77
Cost $4,876,350
Dealer Executing Trade Bank of America Merrill Lynch
% of Offering  purchased by firm 2.00%
Syndicate Members BofA Merrill Lynch /KeyBanc Capital Markets/Deutsche Bank
Securities/ J.P. Morgan/ Wells Fargo Securities/ Baird/ PNC Capital Markets
LLC/ Piper Jaffray/Sandler O'Neill+Partners, L.P./ Capital One Southcoast
Fund JPMorgan Realty Income Fund
Trade Date 8/1/2012
Issuer Taubman Centers, Inc. (TCO) Secondary
Cusip 87666410
Bonds 17,600
Offering Price $76.00
Spread $3.23
Cost $1,337,600
Dealer Executing Trade Goldman Sachs and Company
% of Offering  purchased by firm 4.32%
Syndicate Members Goldman, Sachs & Co., J.P. Morgan, Morgan Stanley, Credit
Agricole CIB, The Huntington Investment Company, Mitsubishi UFJ Securities,
Piper Jaffray, RBS